Exhibit 99.1

Release:     7:05 A.M., January 9, 2023
212-365-6721
IR@MCBankNY.com

Metropolitan Bank Holding Corp. to Exit Crypto-Asset Related Vertical

NEW YORK, January 9, 2023 – Metropolitan Bank Holding Corp. (the “Company”) (NYSE: MCB), the holding company for Metropolitan Commercial Bank, today announced that it will fully exit the crypto-asset related vertical. This decision follows a careful review by the Board of Directors and management and reflects recent developments in the crypto-asset industry, material changes in the regulatory environment regarding banks’ involvement in crypto-asset related businesses, and a strategic assessment of the business case for MCB’s further involvement at this time.

The Company expects minimal financial impact from the exit of this vertical. MCB currently has four active institutional crypto-asset related clients that in the aggregate currently account for approximately 1.5% of total revenues and 6% of total deposits. MCB’s relationships with these clients are limited to providing debit card, payment and account services. The Company has no loans outstanding to any of these clients, does not hold crypto-assets on its balance sheet and does not market or sell crypto-assets to its customers. MCB has commenced the process of closing out its relationships with these clients in an orderly fashion and expects that process to be completed during 2023. This determination will not affect customers’ existing ability to send funds to, or receive funds from, crypto-asset companies they choose to do business with, or MCB’s service to customers that do not have crypto-asset related activity as a principal line of business.

“Today’s announcement of our exit from the crypto-currency related asset vertical represents the culmination of a process that began in 2017, when we decided to pivot away from crypto and not grow the business,” said Mark R. DeFazio, President and CEO of MCB. “Crypto-related clients, assets and deposits have never represented a material portion of the Company’s business and have never exposed the Company to material financial risks. We remain focused on growing our core business and delivering superior value for all of our stakeholders through high-touch, relationship-driven banking, supported by financial discipline and sound risk management.”

About Metropolitan Bank Holding Corp.

Metropolitan Bank Holding Corp. (NYSE: MCB) is the parent company of Metropolitan Commercial Bank (the “Bank”). The Bank is a New York City based commercial bank that provides a broad range of business, commercial and personal banking products and services to small, middle-market, corporate enterprises, municipalities, and affluent individuals. The Bank’s Global Payments group is an established leader in BaaS (Banking-as-a-Service) to various domestic and international fintech, payments and money services businesses. The Bank operates banking centers in New York City and on Long Island in New York State, and is ranked as one of the 100 Fastest-Growing Companies by Fortune, Top 50 Community Banks by S&P, Top 20 Commercial Lenders by ICBA for banks with an asset size of more than $1 billion, and is a member of the Piper Sandler Sm-All Stars Class of 2022. The Bank is a New York State chartered commercial bank, a member of the Federal Reserve System and the Federal Deposit Insurance Corporation, and an equal housing lender. For more information, please visit MCBankNY.com.

Forward Looking Statement Disclaimer

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include but are not limited to the Company’s future financial condition and capital ratios, results of operations and the Company’s outlook and business. Forward-looking statements are not historical facts. Such statements may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “plan,” “continue” or similar terminology. These statements relate to future events or our future financial performance and involve risks and uncertainties that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we caution you not to place undue reliance on these forward-looking statements. Factors which may cause our forward-looking statements to be materially inaccurate include, but are not limited to the continuing impact of the COVID-19 pandemic on our business and results of operation, an unexpected deterioration in our loan or securities portfolios, unexpected increases in our expenses, different than anticipated growth and our ability to manage our growth, unanticipated regulatory action or changes in regulations, unexpected changes in interest rates, inflation, an unanticipated decrease in deposits, an unanticipated loss of key personnel or existing customers, competition from other institutions resulting in unanticipated changes in our loan or deposit rates, an unexpected adverse financial, regulatory or bankruptcy event experienced by our fintech partners, unanticipated increases in FDIC costs, changes in regulations, legislation or tax or accounting rules, the current or anticipated impact of military conflict, terrorism or other geopolitical events and unanticipated adverse changes in our customers’ economic conditions or general economic conditions, as well as those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date of this release. We do not undertake any obligation to update or revise any forward-looking statement.

Contacts
Greg Sigrist
EVP & Chief Financial Officer
Metropolitan Commercial Bank
(212) 365-6721
IR@MCBankNY.com